Exhibit 99.1

ChannelAdvisor Reports Second Quarter 2022 Results;
Achieves Record Subscription Revenue
Brands revenue increased 20% year-over-year
Brands subscription revenue increased 27% year-over-year
Adjusted EBITDA exceeds guidance
Repurchased $25 million of common stock

Research Triangle Park, NC - August 9, 2022 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter and six months ended June 30, 2022.

Second Quarter 2022 Highlights
GAAP
• Total revenue of $42.8 million was above the midpoint of the guidance range
• Subscription revenue increased 13% year-over-year, or 16% excluding the unfavorable impact from year-over-year changes in foreign currency exchange rates
• Brands revenue increased 20% year-over-year, or 25% excluding the unfavorable impact from year-over-year changes in foreign currency exchange rates
• Brands subscription revenue grew 27% year-over-year, or 32% excluding the unfavorable impact from year-over-year changes in foreign currency exchange rates, and represented 49% of total subscription revenue
• Cash and cash equivalents were $84.2 million, a decrease of $6.1 million since June 30, 2021 and a decrease of $22.7 million since March 31, 2022. The decrease reflects the cash use of $25.0 million for the repurchase of 1.8 million shares of common stock during the quarter under the previously announced stock repurchase program.

Non-GAAP
•Adjusted EBITDA of $8.4 million and adjusted EBITDA margin of 20% exceeded the high-end of the guidance range
•Free cash flow for the six months ended June 30, 2022 of $10.6 million, or $0.34 per diluted share based on 31.3 million diluted weighted average shares outstanding

“Despite the backdrop of slower e-commerce growth, high consumer inflation, and macro uncertainty, we delivered another good quarter in Q2, with solid revenue growth and adjusted EBITDA that again exceeded the high-end of our guidance range," said David Spitz, ChannelAdvisor's chief executive officer. "These results demonstrate the resilience of our subscription-based revenue model and brands-focused strategy. While near-term macroeconomic factors have created a more challenging environment, we remain optimistic regarding our long-term prospects. That's why we repurchased and retired 1.8 million shares, or approximately 6% of shares outstanding, at an average price of $13.67 during the second quarter. With solid profitability, a strong and debt-free balance sheet, market leadership and a large opportunity in front of us, we remain excited about what the future holds for ChannelAdvisor."

Exhibit 99.1
Recent Business Highlights
The Company enhanced its position as a leading multi-channel commerce platform for brands through:
•Continued product innovation: ChannelAdvisor’s strategy is to go deep on key channels and enable clients to leverage native capabilities such as fulfillment and advertising. With the latest product release, ChannelAdvisor expands advertising reach through Criteo. With over five years' experience in retail media, Criteo has established itself as a critical platform for brands seeking to expand advertising efforts across the same retail sites where they list their products. By integrating with the Criteo Retail Media API, ChannelAdvisor can empower brand advertisers with more choices for how they manage and optimize their retail media campaigns with leading retailers, while expanding their advertising to reach high-intent shoppers in new cookie-less channels. This product release also delivers enhancements to the way brands can integrate with ChannelAdvisor at scale by helping automate key processes, including Automated Export for Listing Views and Support for Webhooks.
•Continued channel expansion: ChannelAdvisor continues to reinforce its commitment to channel diversification to help brands and retailers reach more consumers worldwide. Adding over 20 new integrations, ChannelAdvisor now supports well over 350 channels. New channels added include Bed, Bath & Beyond in the U.S. and Canada, Poshmark in the U.S., Trendyol in Germany and Shopee in Indonesia, Malaysia, the Philippines, Singapore, Thailand, Taiwan and Vietnam. The company also added two new first-party integrations with Douglas in the Netherlands and Rue Gilt Groupe in the U.S.

•Industry leadership: ChannelAdvisor was named an Amazon Ads Advanced Partner, reinforcing its commitment to advertising and strengthening its long-standing partnership with Amazon. Advanced Partner status is granted to partners that have demonstrated expertise across the breadth of Amazon Ads capabilities and delivered results for advertisers. Advanced Partners are in the top 5% of partner-led investments by country for sponsored ads. This achievement qualifies companies for added benefits, including access to select beta programs, tailored training on campaign strategies and new product releases.

•Employee Engagement: ChannelAdvisor recently received the Triangle Business Journal’s 2022 Best Places to Work Award for the eighth time. The annual workplace competition recognizes companies for creating a work environment that employees value.

•New customers: ChannelAdvisor recently added notable new customers Brown Forman, John Paul Mitchell Systems, and McCormick Foods (U.K.) Limited. In terms of growing our business with existing customers, our account managers collaborated with our sales team to sign expansions with customers like Chanel, Hugo Boss and Bushnell.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its third quarter and full year 2022.

Exhibit 99.1

(in millions, except percentages)	Q3 2022	FY 2022
Revenue	$43.4 - $43.8	$177.0 - $179.0
Y/Y Growth	4% - 5%	6% - 7%
Adjusted EBITDA	$8.1 - $8.5	$37.0 - $39.0
As a Percentage of Revenue (at the midpoint)	19%	21%
Stock-based Compensation Expense	$3.1 - $3.5	$12.8 - $13.2
Weighted Average Shares Outstanding	29.8	30.8

Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2022 Financial Results Conference Call
When:	Tuesday, August 9, 2022
Time:	8:00 a.m. ET
Live Call:	Please register for the call here. Registrants will receive the dial-in number and a unique PIN allowing for seamless access to the call.
Webcast:	http://ir.channeladvisor.com (live and replay)
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin and free cash flow and free cash flow per diluted share. We also may provide information regarding non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax expense, net interest (income) expense, and stock-based compensation expense. For 2022 only, adjusted EBITDA excludes lease abandonment and related costs. For 2021 only, adjusted EBITDA excludes the change in fair value of acquisition-related contingent consideration (which increased GAAP operating income). Adjusted EBITDA margin is equal to adjusted EBITDA divided by GAAP revenue. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of capitalized software development costs. Non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses exclude stock-based compensation expense and the other items excluded from adjusted EBITDA described above, as applicable. Non-GAAP gross margin is equal to non-GAAP gross profit divided by GAAP revenue. Non-GAAP operating margin is equal to non-GAAP income from operations divided by GAAP revenue.
ChannelAdvisor believes that these non-GAAP financial measures provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial

Exhibit 99.1
measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the third quarter and full year 2022, expectations regarding availability of product enhancements, and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2022, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

Exhibit 99.1
###

Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,243	$100,567
Accounts receivable, net of allowance of $215 and $279 as of June 30, 2022 and December 31, 2021, respectively	26,143	28,886
Prepaid expenses and other current assets	15,865	15,497
Total current assets	126,251	144,950
Operating lease right of use assets	6,006	2,856
Property and equipment, net of accumulated depreciation of $24,731 and $23,096 as of June 30, 2022 and December 31, 2021, respectively	7,953	7,682
Goodwill	28,986	30,042
Intangible assets, net	2,575	3,079
Deferred contract costs, net of current portion	18,645	17,951
Long-term deferred tax assets, net	30,210	32,616
Other assets	622	796
Total assets	$221,248	$239,972
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$883	$1,457
Accrued expenses	10,797	12,644
Deferred revenue	31,437	29,942
Other current liabilities	2,706	4,831
Total current liabilities	45,823	48,874
Long-term operating leases, net of current portion	5,063	1,182
Other long-term liabilities	1,371	1,718
Total liabilities	52,257	51,774
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,727,015 and 30,188,595 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	29	30
Additional paid-in capital	280,419	300,875
Accumulated other comprehensive loss	(4,648)	(2,237)
Accumulated deficit	(106,809)	(110,470)
Total stockholders' equity	168,991	188,198
Total liabilities and stockholders' equity	$221,248	$239,972

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$42,802	$41,543	$85,099	$80,709
Cost of revenue (1) (2)	10,407	9,533	20,789	17,941
Gross profit	32,395	32,010	64,310	62,768
Operating expenses (1) (2):
Sales and marketing	16,156	15,159	32,102	29,791
Research and development	5,380	5,908	10,803	11,435
General and administrative	7,448	6,835	14,670	11,717
Total operating expenses	28,984	27,902	57,575	52,943
Income from operations	3,411	4,108	6,735	9,825
Other income (expense):
Interest income (expense)	45	(33)	17	(66)
Other income (expense)	35	(5)	—	(135)
Total other income (expense)	80	(38)	17	(201)
Income before income taxes	3,491	4,070	6,752	9,624
Income tax expense (benefit)	1,654	(490)	3,091	(393)
Net income	$1,837	$4,560	$3,661	$10,017
Net income per share:
Basic	$0.06	$0.15	$0.12	$0.34
Diluted	$0.06	$0.15	$0.12	$0.32
Weighted average common shares outstanding:
Basic	29,949,978	29,764,013	30,110,764	29,530,369
Diluted	30,911,784	31,402,695	31,290,204	31,269,427

(1) Includes stock-based compensation as follows:
Cost of revenue	$337	$264	$496	$496
Sales and marketing	825	996	1,647	1,816
Research and development	620	690	1,037	1,302
General and administrative	1,692	1,626	3,426	3,010
	$3,474	$3,576	$6,606	$6,624

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,171	$1,107	$2,314	$2,309
Sales and marketing	74	112	145	271
Research and development	32	44	63	107
General and administrative	217	384	442	792
	$1,494	$1,647	$2,964	$3,479

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$3,661	$10,017
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Depreciation and amortization	2,964	3,479
Bad debt expense	100	47
Stock-based compensation expense	6,606	6,624
Deferred income taxes	2,114	(893)
Other items, net	(929)	(1,760)
Changes in assets and liabilities:
Accounts receivable	1,825	(527)
Prepaid expenses and other assets	(71)	(318)
Deferred contract costs	(1,741)	(3,282)
Accounts payable and accrued expenses	(2,859)	(249)
Deferred revenue	2,057	4,448
Cash and cash equivalents provided by operating activities	13,727	17,586
Cash flows from investing activities
Purchases of property and equipment	(1,138)	(494)
Payment of software development costs	(1,955)	(1,631)
Cash and cash equivalents used in investing activities	(3,093)	(2,125)
Cash flows from financing activities
Repayment of finance leases	(8)	(8)
Proceeds from exercise of stock options	375	3,722
Repurchase and retirement of common stock	(25,000)	—
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,875)	(342)
Cash and cash equivalents (used in) provided by financing activities	(26,508)	3,372
Effect of currency exchange rate changes on cash and cash equivalents	(450)	(27)
Net (decrease) increase in cash and cash equivalents	(16,324)	18,806
Cash and cash equivalents, beginning of period	100,567	71,545
Cash and cash equivalents, end of period	$84,243	$90,351

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$42,802	$41,543	$85,099	$80,709

Gross profit (GAAP)	$32,395	$32,010	$64,310	$62,768
Plus: Stock-based compensation expense included within cost of revenue	337	264	496	496
Gross profit (Non-GAAP)	$32,732	$32,274	$64,806	$63,264
Gross margin (GAAP)	75.7%	77.1%	75.6%	77.8%
Gross margin (Non-GAAP)	76.5%	77.7%	76.2%	78.4%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses (GAAP)	$28,984	$27,902	$57,575	$52,943
Less: Stock-based compensation expense included within operating expenses	3,137	3,312	6,110	6,128
Less: Lease abandonment and related costs included within operating expenses	—	—	288	—
Plus: Contingent consideration fair value adjustment included within operating expenses	—	—	—	(1,313)
Operating expenses (Non-GAAP)	$25,847	$24,590	$51,177	$48,128

Reconciliation of GAAP Income from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$42,802	$41,543	$85,099	$80,709

Income from operations (GAAP)	$3,411	$4,108	$6,735	$9,825
Plus: Stock-based compensation expense	3,474	3,576	6,606	6,624
Plus: Lease abandonment and related costs	—	—	288	—
Less: Contingent consideration fair value adjustment	—	—	—	(1,313)
Income from operations (Non-GAAP)	$6,885	$7,684	$13,629	$15,136
Operating margin (GAAP)	8.0%	9.9%	7.9%	12.2%
Operating margin (Non-GAAP)	16.1%	18.5%	16.0%	18.8%

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (GAAP)	$1,837	$4,560	$3,661	$10,017
Plus: Stock-based compensation expense	3,474	3,576	6,606	6,624
Plus: Lease abandonment and related costs	—	—	288	—
Less: Contingent consideration fair value adjustment	—	—	—	(1,313)
Net income (Non-GAAP)	$5,311	$8,136	$10,555	$15,328

Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (GAAP)	$1,837	$4,560	$3,661	$10,017
Adjustments:
Interest (income) expense	(45)	33	(17)	66
Income tax expense (benefit)	1,654	(490)	3,091	(393)
Depreciation and amortization expense	1,494	1,647	2,964	3,479
Total adjustments	3,103	1,190	6,038	3,152
EBITDA	4,940	5,750	9,699	13,169
Stock-based compensation expense	3,474	3,576	6,606	6,624
Lease abandonment and related costs	—	—	288	—
Contingent consideration fair value adjustment	—	—	—	(1,313)
Adjusted EBITDA	$8,414	$9,326	$16,593	$18,480

Free Cash Flow Reconciliation
(unaudited; in thousands except share and per share data)
	Six Months Ended June 30,
	2022	2021
Cash and cash equivalents provided by operating activities	$13,727	$17,586
Less: Purchases of property and equipment	(1,138)	(494)
Less: Payment of capitalized software development costs	(1,955)	(1,631)
Free cash flow	$10,634	$15,461

Diluted weighted average shares outstanding	31,290,204	31,269,427
Free cash flow per diluted share	$0.34	$0.49

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Third Quarter 2022		Full Year 2022
	Low	High	Low	High
Net income (estimate)	$1.3	$2.4	$11.2	$13.9
Adjustments (estimates):
Interest (income) expense	(0.2)	(0.3)	(0.5)	(0.6)
Income tax expense	1.9	1.8	6.9	6.8
Depreciation and amortization expense	1.6	1.5	6.2	6.1
Total adjustments	3.3	3.0	12.6	12.3
EBITDA	4.6	5.4	23.8	26.2
Stock-based compensation expense (estimate)	3.5	3.1	13.2	12.8
Adjusted EBITDA guidance	$8.1	$8.5	$37.0	$39.0